EXHIBIT 99.1

FOR IMMEDIATE RELEASE

PERRIGO COMPANY PLC REPORTS THIRD QUARTER 2017 FINANCIAL RESULTS

•
Delivered third quarter 2017 GAAP ("reported") net sales of $1.2 billion, reported net income of $45 million and reported diluted earnings per share ("EPS") of $0.31 compared to a loss per share of $11.10 last year

•	Delivered third quarter adjusted net income of $197 million and adjusted diluted EPS of $1.39 compared to $1.23 last year, an increase of 13%

•	CHC Americas segment reported third quarter net sales of $599 million with reported operating margin of 20.8%; delivered record third quarter adjusted operating margin of 23.2%

•
CHC International segment reported third quarter net sales of $365 million, down 3% versus last year, with reported operating margin of 1.2%; excluding exited distribution businesses, net sales grew 5% versus last year on a constant currency basis, with a record third quarter adjusted operating margin of 16.4%

•	RX segment reported third quarter operating margin of 32.8%; the segment's extended topical strategy yielded adjusted operating margin of 42.4%

•	Year-to-date cash flow from operations was $482 million, or $604 million excluding a tax payment of $74 million and restructuring payments of $48 million

•	Used balance sheet flexibility to repurchase approximately 1.9 million shares for approximately $133 million in the third quarter

Outlook:

•
The Company now expects calendar year 2017 reported diluted EPS to be in the range of $0.74 to $0.89. Given continued positive execution across all business segments, the Company raised its calendar year 2017 adjusted diluted EPS guidance to be in the range of $4.80 to $4.95.

Dublin, Ireland - November 9, 2017 - Perrigo Company plc (NYSE; TASE: PRGO) today announced results for the third quarter ended September 30, 2017.

Additional GAAP reported results: Reported net sales were lower in the Consumer Healthcare Americas ("CHCA") and Consumer Healthcare International ("CHCI") segments by 2% and 3%, respectively, due primarily to actions taken last year to sell non-profitable businesses. Reported net sales were relatively in-line compared to last year in the Prescription Pharmaceuticals ("RX") segment.

Perrigo CEO John T. Hendrickson commented, "We are very pleased with the continued performance across all segments for the first nine months of this year driven by positive execution of the team. In the quarter, our CHCA segment adjusted net sales grew more than 1% with record third quarter adjusted operating margin of 23.2%. Our CHCI segment delivered an impressive 5% net sales growth in the quarter, on a constant currency basis and excluding the exited distribution businesses, with an adjusted operating margin of 16.4%. RX net sales grew 4% excluding a $10 million year-over-year Entocort® impact as new product launches more than offset expected price erosion. Adjusted operating margin in this business remains over 40% driven by new product launches and solid execution by the RX team on the base business. Finally, our durable business model and efficient supply chain delivered excellent cash flow conversion to adjusted net income for the third quarter.

These results were driven by actions established to focus and simplify our businesses as illustrated by the strong, durable margins across all segments. Our cost optimization program remains on track, and we again utilized our balance sheet flexibility to repurchase $133 million of shares in the quarter. Importantly, actions we have taken are enabling our businesses to grow in challenging end markets and are working to enhance our portfolio and product offerings to customers with targeted business development. We remain well positioned to deliver on our commitment of providing Quality Affordable Healthcare Products® to customers, patients and families around the globe."

Refer to Tables I - VI at the end of this press release for a reconciliation of non-GAAP adjustments to the current year and prior year periods and additional non-GAAP information. The Company’s reported results are included in the attached Condensed Consolidated Statements of Operations, Balance Sheets and Statements of Cash Flows.

Third Quarter Results

Perrigo Company plc
(in millions, except earnings per share amounts)
(see the attached Tables I - VI for reconciliation to GAAP numbers)

	Third Quarter Ended	Third Quarter Ended	YoY	Constant Currency
	9/30/2017	10/1/2016	% change	% Change
Reported Net Sales	$1,231	$1,262	(2)%
Reported Net Income (Loss)	$45	$(1,590)	(103)%
Reported Diluted Earnings (Loss) per Share	$0.31	$(11.10)	(103)%
Reported Diluted Shares	141.7	143.3	(1)%

Adjusted Net Sales(1)	$1,215	$1,240	(2)%	(3)%
Adjusted Net Income	$197	$176	12%
Adjusted Diluted Earnings per Share	$1.39	$1.23	13%
Adjusted Diluted Shares	N/A	143.6	(1)%

(1)
Third quarter 2017 net sales have been adjusted to exclude approximately $17 million of sales attributable to the Israel API held-for-sale business. Third quarter 2016 net sales have been adjusted to exclude approximately $22 million of sales attributable to divested businesses, primarily the U.S. Vitamins, Minerals, and Supplements ("VMS") business.

Reported net sales for the third quarter of 2017 were $1.2 billion, which included new product sales of $55 million and discontinued products of $6 million. Adjusted net sales grew 3% compared to the prior year excluding: 1) net sales from the U.S. VMS business of $21 million, which was sold in the third quarter of 2016, 2) net sales from the exited European distribution businesses of $42 million, 3) lower year-over-year net sales of $10 million from Entocort® and, 4) favorable foreign currency movements of $13 million.

Reported net income was $45 million, or $0.31 per share versus a net loss of $1,590 million, or $11.10 per diluted share, in the prior year. Excluding charges as outlined in Table I at the end of this release, third quarter 2017 adjusted net income was $197 million, or $1.39 per diluted share, versus adjusted net income of $176 million, or $1.23 per diluted share, for the same period last year.

Segment Results

Consumer Healthcare Americas (CHCA) Segment
(in millions)
(see the attached Tables I - VI for reconciliation to GAAP numbers)

	Third Quarter Ended	Third Quarter Ended	YoY	Constant Currency
	9/30/2017	10/1/2016	% change	% Change
Reported Net Sales	$599	$611	(2)%
Reported Gross Profit	$206	$199	3%
Reported Gross Margin	34.4%	32.6%	180 bps
Reported Operating Income	$124	$99	26%
Reported Operating Margin	20.8%	16.2%	460 bps

Adjusted Net Sales(1)	N/A	$590	1%	1%
Adjusted Gross Profit	$218	$209	4%
Adjusted Gross Margin(2)	36.4%	35.4%	100 bps
Adjusted Operating Income	$139	$125	11%
Adjusted Operating Margin(2)	23.2%	21.2%	200 bps

(1)	Third quarter 2016 net sales have been adjusted to exclude approximately $21 million of sales attributable to the U.S. VMS business, which was sold in the third quarter 2016.
(2)    Third quarter 2016 adjusted gross margin and operating margin use adjusted net sales as the denominator.

CHCA third quarter reported net sales were $599 million compared to $611 million last year. Excluding $21 million from U.S. VMS in the prior year, adjusted net sales grew more than 1% on a constant currency basis. This increase was driven by higher net sales in the gastrointestinal category along with higher net sales in the animal health and Mexico businesses compared to the prior year. New product sales of $13 million were led by the store brand version of Nexium®, which launched late in the third quarter. These positive drivers were partially offset by lower sales primarily in the smoking cessation and contract categories and pricing pressure in certain OTC categories, along with discontinued products of $3 million.

The CHCA segment achieved third quarter reported gross profit margin of 34.4% and adjusted gross profit margin of 36.4%, primarily due to increased net sales in relatively higher margin categories, such as animal health and dermatology, and positive contributions from supply chain efficiencies. These positive contributions were partially offset by price erosion in certain OTC categories versus the prior year.

Reported operating margin was 20.8%. Adjusted operating margin was 23.2%, which was higher compared to the prior year due to gross margin flow through, lower selling and administrative costs due to restructuring actions and timing of R&D investments.

Consumer Healthcare International (CHCI) Segment
(in millions)
(see the attached Tables I - VI for reconciliation to GAAP numbers)

	Third Quarter Ended	Third Quarter Ended	YoY		Constant Currency
	9/30/2017	10/1/2016	% change		% Change
Reported Net Sales	$365	$377	(3)%		(6)%
Reported Gross Profit	$166	$155	7%
Reported Gross Margin	45.4%	41.1%	430 bps
Reported Operating Income (Loss)	$5	$(1,616)	NM
Reported Operating Margin	1.2%	(428.1)%	NM

Adjusted Gross Profit	$188	$172	9%
Adjusted Gross Margin	51.4%	45.7%	570	bps
Adjusted Operating Income	$60	$41	48%
Adjusted Operating Margin	16.4%	10.7%	570	bps

Reported net sales decreased 3% compared to the third quarter of 2016. Net sales grew approximately 5% excluding $42 million from the exited unprofitable European distribution businesses and favorable foreign currency movements of $12 million. This increase was driven primarily by higher net sales in the cough, cold and allergy, analgesics, and lifestyle categories, in addition to new product sales of $11 million dollars. These increases were partially offset by lower net sales in the personal care and anti-parasite categories in addition to discontinued products of $3 million.

Third quarter reported gross margin was 45.4%, an increase of 430 bps over the previous year. Adjusted gross margin was 51.4%, an increase of approximately 570 bps over the previous year as the Company exited the unprofitable distribution businesses.

Reported operating margin was 1.2%. Adjusted operating margin was 16.4%, which included advertising and promotional investments in-line with spending levels in the prior year.

Prescription Pharmaceuticals (RX) Segment
(in millions)
(see the attached Tables I - VI for reconciliation to GAAP numbers)

	Third Quarter Ended	Third Quarter Ended	YoY	Constant Currency
	9/30/2017	10/1/2016	% change	% Change
Reported Net Sales	$251	$252	(1)%	—%
Reported Gross Profit	$117	$121	(3)%
Reported Gross Margin	46.6%	48.0%	(140) bps
Reported Operating Income	$82	$74	10%
Reported Operating Margin	32.8%	29.5%	330 bps

Adjusted Gross Profit	$138	$148	(7)%
Adjusted Gross Margin	54.9%	58.7%	(380) bps
Adjusted Operating Income	$106	$107	—%
Adjusted Operating Margin	42.4%	42.3%	10 bps

Reported net sales in the third quarter were $251 million, relatively in-line compared to last year. Excluding the $10 million year-over-year impact of Entocort®, net sales grew 4% led by new product sales of $31 million. Sales of existing products were lower by $22 million, due primarily to price erosion.

Reported gross margin was 46.6% and adjusted gross margin was 54.9%, which were lower compared to the prior year, primarily due to price erosion and Entocort® competition.

Reported operating margin was 32.8%. Adjusted operating margin was 42.4%, in-line with last year primarily driven by lower selling expenses due to restructuring actions and the timing of R&D investments.

Guidance

The Company now expects calendar year 2017 reported diluted EPS to be in the range of $0.74 to $0.89. Given continued positive execution across all business segments, the Company raised its calendar year 2017 adjusted diluted EPS guidance to be in the range of $4.80 to $4.95.

Conference Call

The Company will host a conference call at 8:00 a.m. ET (5:00 a.m. PT), November 9, 2017. The conference call will be available live via webcast to interested parties in the investor relations section of the Perrigo website at http://perrigo.investorroom.com/events-webcasts or by phone at 877-248-9413, International 973-582-2737, and reference ID #99405858. A taped replay of the call will be available beginning at approximately 12:00 p.m. (ET) Thursday, November 9, until midnight Friday, November 24, 2017. To listen to the replay, dial 800-585-8367, International 404-537-3406, and use access code 99405858.

About Perrigo

Perrigo Company plc, a leading global healthcare company, delivers value to its customers and consumers by providing Quality Affordable Healthcare Products®. Founded in 1887 as a packager of home remedies, Perrigo has built a unique business model that is best described as the convergence of a fast-moving consumer goods company, a high-quality pharmaceutical manufacturing organization and a world-class supply chain network. Perrigo is one of the world's largest manufacturers of over-the-counter (“OTC”) healthcare products and suppliers of infant formulas for the store brand market. The Company also is a leading provider of branded OTC products throughout Europe and the U.S., as well as a leading producer of “extended topical” prescription drugs. Perrigo, headquartered in Ireland, sells its products primarily in North America and Europe, as well as in other markets, including Australia, Israel and China. Visit Perrigo online at (http://www.perrigo.com).

Forward-Looking Statements

Certain statements in this press release are "forward-looking statements." These statements relate to future events or the Company's future financial performance and involve known and unknown risks, uncertainties and other factors that may cause the actual results, levels of activity, performance or achievements of the Company or its industry to be materially different from those expressed or implied by any forward-looking statements. In some cases, forward-looking statements can be identified by terminology such as "may," "will," "could," "would," "should," "expect," "plan," "anticipate," "intend," "believe," "estimate," "predict," "potential" or the negative of those terms or other comparable terminology. The Company has based these forward-looking statements on its current expectations, assumptions, estimates and projections. While the Company believes these expectations, assumptions, estimates and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond the Company's control, including: the timing, amount and cost of any share repurchases; future impairment charges;

the success of management transition; customer acceptance of new products; competition from other industry participants, some of whom have greater marketing resources or larger market shares in certain product categories than the Company does; pricing pressures from customers and consumers; potential third-party claims and litigation, including litigation relating to the Company’s restatement of previously-filed financial information; potential impacts of ongoing or future government investigations and regulatory initiatives; resolution of uncertain tax positions; the impact of U.S. tax reform legislation; general economic conditions; fluctuations in currency exchange rates and interest rates; the consummation of announced acquisitions or dispositions, and the Company’s ability to realize the desired benefits thereof; the Company’s ability to achieve its guidance; and the Company’s ability to execute and achieve the desired benefits of announced cost-reduction efforts and other initiatives.  In addition, the Company may identify and be unable to remediate one or more material weaknesses in its internal control over financial reporting. Furthermore, the Company and/or its subsidiaries may incur additional tax liabilities in respect of 2016 and prior years as a result of any restatement or may be found to have breached certain provisions of Irish company legislation in respect of prior financial statements and if so may incur additional expenses and penalties. These and other important factors, including those discussed under "Risk Factors" in the Company's Form 10-K for the year ended December 31, 2016, as well as the Company's subsequent filings with the United States Securities and Exchange Commission, may cause actual results, performance or achievements to differ materially from those expressed or implied by these forward-looking statements. The forward-looking statements in this press release are made only as of the date hereof, and unless otherwise required by applicable securities laws, the Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Non-GAAP Measures

This press release contains certain non-GAAP measures. A "non-GAAP financial measure" is defined as a numerical measure of a company's financial performance that excludes or includes amounts different from the most directly comparable measure calculated and presented in accordance with U.S. Generally Accepted Accounting Principles (GAAP) in the statements of operations, balance sheets or statements of cash flows of the Company. Pursuant to the requirements of the U.S. Securities and Exchange Commission, the Company has provided reconciliations for net sales on a constant currency basis, net sales excluding sales attributable to held-for-sale businesses, the European distribution businesses and Entocort®, as well as adjusted gross profit, adjusted operating income, adjusted net income, adjusted diluted earnings per share, adjusted gross margin, adjusted operating margin, adjusted operating cash flow, adjusted EPS guidance and adjusted diluted shares within this press release to the most directly comparable U.S. GAAP measures for these non-GAAP measures. These non-GAAP financial measures should be considered as supplements to the GAAP reported measures, should not be considered replacements for, or superior to the GAAP measures and may not be comparable to similarly named measures used by other companies.

The Company provides non-GAAP financial measures as additional information that it believes is useful to investors and analysts in evaluating the performance of the Company's ongoing operating trends, facilitating comparability between periods and companies in similar industries and assessing the Company's prospects for future performance. These non-GAAP financial measures exclude items, such as impairment charges, restructuring charges, and acquisition and integration-related charges, that by their nature affect comparability of operational performance or that we believe obscure underlying business operational trends. The non-GAAP measures the Company provides are consistent with how management analyzes and assesses the operating performance of the Company, and disclosing them provides investor insight into management’s view of the business. Management uses these adjusted financial measures for planning and forecasting in future periods, and evaluating segment and overall operating performance. In addition, management uses certain of the profit measures as factors in determining compensation.

Non-GAAP measures related to profit measurements, which include adjusted gross profit, adjusted operating income, adjusted net income, adjusted diluted earnings per share, adjusted operating cash flows, and adjusted diluted shares are useful to investors as they provide them with supplemental information to enhance their understanding of the Company’s underlying business performance and trends, and enhance the ability of investors and analysts to compare the Company’s period-to-period financial results. Management believes that adjusted gross margin and adjusted operating margin are useful to investors, in addition to the reasons discussed above, by allowing them to more easily compare and analyze trends in the Company’s peer business group and assisting them in comparing the Company’s overall performance to that of its competitors. The Company discloses adjusted net sales, which excludes operating results attributable to held-for-sale businesses, the European distribution businesses and Entocort® in order to provide information about sales of the Company’s continuing business. In addition, the Company discloses net sales growth and adjusted net sales growth on a constant currency basis to provide information about sales of the Company’s continuing business excluding the exogenous impact of foreign exchange. The Company believes these supplemental financial measures provide investors with consistency in financial reporting, enabling meaningful comparisons of past, present and future underlying operating results, and also facilitate comparison of the Company’s operating performance to the operating performance of its competitors.

A copy of this press release, including the reconciliations, is available on the Company's website at www.perrigo.com.

Contact

Bradley Joseph, Vice President, Global Investor Relations & Corporate Communications
(269) 686-3373; e-mail: bradley.joseph@perrigo.com

PERRIGO COMPANY PLC
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in millions, except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30, 2017	October 1, 2016	September 30, 2017	October 1, 2016
Net sales	$1,231.3	$1,261.6	$3,663.1	$3,949.3
Cost of sales	733.5	777.1	2,196.4	2,385.2
Gross profit	497.8	484.5	1,466.7	1,564.1

Operating expenses
Distribution	21.5	21.6	64.2	65.9
Research and development	38.4	50.2	120.8	142.5
Selling	143.5	154.6	454.1	506.9
Administration	123.3	105.4	326.9	317.2
Impairment charges	7.8	1,614.4	47.4	2,028.8
Restructuring	3.8	6.6	54.7	17.9
Other operating income	(2.9)	—	(41.0)	—
Total operating expenses	335.4	1,952.8	1,027.1	3,079.2

Operating income (loss)	162.4	(1,468.3)	439.6	(1,515.1)

Change in financial assets	2.6	377.4	24.2	1,492.6
Interest expense, net	34.7	54.6	133.1	163.2
Other (income) expense, net	(3.6)	1.0	(1.1)	32.4
Loss on extinguishment of debt	—	0.7	135.2	1.1
Income (loss) before income taxes	128.7	(1,902.0)	148.2	(3,204.4)
Income tax expense (benefit)	84.2	(311.8)	101.8	(550.7)
Net income (loss)	$44.5	$(1,590.2)	$46.4	$(2,653.7)

Earnings (loss) per share
Basic	$0.31	$(11.10)	$0.33	$(18.53)
Diluted	$0.31	$(11.10)	$0.32	$(18.53)

Weighted-average shares outstanding
Basic	141.3	143.3	142.5	143.2
Diluted	141.7	143.3	142.8	143.2

Dividends declared per share	$0.160	$0.145	$0.480	$0.435

PERRIGO COMPANY PLC
CONDENSED CONSOLIDATED BALANCE SHEETS
(in millions)

	September 30, 2017	December 31, 2016
Assets
Cash and cash equivalents	$775.9	$622.3
Accounts receivable, net of allowance for doubtful accounts of $6.2 million and $6.3 million, respectively	1,076.6	1,176.0
Inventories	821.9	795.0
Prepaid expenses and other current assets	297.4	212.0
Total current assets	2,971.8	2,805.3
Property, plant and equipment, net	822.3	870.1
Financial assets	—	2,350.0
Goodwill and other indefinite-lived intangible assets	4,255.4	4,163.9
Other intangible assets, net	3,347.4	3,396.8
Non-current deferred income taxes	22.4	72.1
Other non-current assets	423.3	211.9
Total non-current assets	8,870.8	11,064.8
Total assets	$11,842.6	$13,870.1
Liabilities and Shareholders’ Equity
Accounts payable	$477.1	$471.7
Payroll and related taxes	133.4	115.8
Accrued customer programs	368.8	380.3
Accrued liabilities	274.6	263.3
Accrued income taxes	61.5	32.4
Current indebtedness	417.1	572.8
Total current liabilities	1,732.5	1,836.3
Long-term debt, less current portion	3,275.7	5,224.5
Non-current deferred income taxes	357.7	389.9
Other non-current liabilities	434.9	461.8
Total non-current liabilities	4,068.3	6,076.2
Total liabilities	5,800.8	7,912.5
Commitments and contingencies - Note 14
Shareholders’ equity
Controlling interest:
Preferred shares, $0.0001 par value, 10 million shares authorized	—	—
Ordinary shares, €0.001 par value, 10 billion shares authorized	7,900.1	8,135.0
Accumulated other comprehensive income (loss)	191.2	(81.8)
Retained earnings (accumulated deficit)	(2,049.6)	(2,095.1)
Total controlling interest	6,041.7	5,958.1
Noncontrolling interest	0.1	(0.5)
Total shareholders’ equity	6,041.8	5,957.6
Total liabilities and shareholders' equity	$11,842.6	$13,870.1

Supplemental Disclosures of Balance Sheet Information
Ordinary shares, issued and outstanding (in millions)	140.8	143.4

PERRIGO COMPANY PLC
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in millions)
(unaudited)

	Nine Months Ended
	September 30, 2017	October 1, 2016
Cash Flows From (For) Operating Activities
Net income (loss)	$46.4	$(2,653.7)
Adjustments to derive cash flows
Depreciation and amortization	333.1	338.4
Share-based compensation	28.1	15.3
Impairment charges	47.4	2,028.8
Change in financial assets	24.2	1,492.6
Loss on extinguishment of debt	135.2	1.1
Restructuring charges	54.7	17.9
Deferred income taxes	(16.3)	(674.1)
Amortization of debt premium	(18.4)	(24.6)
Other non-cash adjustments, net	(27.2)	34.5
Subtotal	607.2	576.2
Increase (decrease) in cash due to:
Accounts receivable	38.4	113.0
Inventories	(28.3)	25.1
Accounts payable	(6.0)	(57.7)
Payroll and related taxes	(36.7)	(40.0)
Accrued customer programs	(15.8)	(73.7)
Accrued liabilities	(18.8)	(90.0)
Accrued income taxes	(61.5)	5.2
Other, net	3.5	(9.4)
Subtotal	(125.2)	(127.5)
Net cash from operating activities	482.0	448.7
Cash Flows From (For) Investing Activities
Proceeds from royalty rights	86.4	259.5
Acquisitions of businesses, net of cash acquired	—	(436.8)
Asset acquisitions	—	(65.1)
Additions to property, plant and equipment	(55.2)	(84.6)
Net proceeds from sale of business and other assets	46.7	58.5
Proceeds from sale of the Tysabri® financial asset	2,200.0	—
Other investing, net	(5.8)	(1.0)
Net cash from (for) investing activities	2,272.1	(269.5)
Cash Flows From (For) Financing Activities
Issuances of long-term debt	—	1,190.3
Payments on long-term debt	(2,243.7)	(545.8)
Borrowings (repayments) of revolving credit agreements and other financing, net	—	(803.6)
Deferred financing fees	(4.2)	(2.8)
Premium on early debt retirement	(116.1)	(0.6)
Issuance of ordinary shares	0.5	8.2
Repurchase of ordinary shares	(191.5)	—
Cash dividends	(68.7)	(62.4)
Other financing	2.7	(17.4)
Net cash (for) financing activities	(2,621.0)	(234.1)
Effect of exchange rate changes on cash and cash equivalents	20.5	(0.2)
Net increase (decrease) in cash and cash equivalents	153.6	(55.1)
Cash and cash equivalents, beginning of period	622.3	417.8
Cash and cash equivalents, end of period	$775.9	$362.7

TABLE I
PERRIGO COMPANY PLC
RECONCILIATION OF NON-GAAP MEASURES
SELECTED CONSOLIDATED INFORMATION
(in millions, except per share amounts)
(unaudited)

	Three Months Ended September 30, 2017
Consolidated	Net Sales	Net Income	Diluted Earnings per Share
Reported	$1,231.3	$44.5	$0.31
Adjustments:
Amortization expense related primarily to acquired intangible assets	$—	$90.1	$0.63
Restructuring charges	—	3.8	0.03
Change in financial assets	—	2.6	0.02
Gain/Loss on divestitures	—	(1.9)	(0.01)
Impairment charges	—	7.8	0.06
Acquisition charges and contingent consideration adjustments	—	(2.9)	(0.02)
Operating results attributable to held-for-sale business*	(16.5)	(4.1)	(0.03)
Non-GAAP tax adjustments**	—	57.3	0.40
Adjusted	$1,214.8	$197.2	$1.39

Diluted weighted average shares outstanding
Reported			141.7

*Held-for-sale business includes the Israel API business.
**The non-GAAP tax adjustments include the following: (1) $(23.2) million of tax effects of pretax non-GAAP adjustments that are calculated based upon the specific rate of the applicable jurisdiction of the pretax item; (2) a $36.2 million effect on non-GAAP income taxes related to the interim tax accounting requirements within ASC 740, Income Taxes; (3) $10.0 million net impact related to valuation allowances on deferred tax assets commensurate with non-GAAP pre-tax measures; (4) $(5.4) million of tax adjustments related to the divestiture of the Tysabri® financial asset; (5) $12.8 million related to an IRS audit settlement; and (6) $26.9 million of tax related to the sale of our Israel API business.

TABLE I (CONTINUED)
PERRIGO COMPANY PLC
RECONCILIATION OF NON-GAAP MEASURES
SELECTED CONSOLIDATED INFORMATION
(in millions, except per share amounts)
(unaudited)

	Three Months Ended October 1, 2016
Consolidated	Net Sales	Net Income (Loss)	Diluted Earnings (Loss) per Share
Reported	$1,261.6	$(1,590.2)	$(11.10)
Adjustments:
Impairment charges	$—	$1,614.4	$11.25
Change in financial assets	—	377.4	2.63
Amortization expense primarily related to acquired intangible assets	—	91.5	0.64
Restructuring charges	—	6.6	0.05
Acquisition and integration-related charges and contingent consideration adjustments	—	5.6	0.04
Operating results attributable to held-for-sale businesses*	(21.9)	3.9	0.03
Loss on early debt extinguishment	—	0.7	0.01
Non-GAAP tax adjustments***	—	(333.5)	(2.32)
Adjusted	$1,239.7	$176.4	$1.23

Diluted weighted average shares outstanding
Reported			143.3
Effect of dilution as reported amount was a loss, while adjusted amount was income**			0.3
Adjusted			143.6

*Held-for-sale businesses include the U.S. VMS business, European sports brand, and India API business.
**In the period of a net loss, diluted shares outstanding equal basic shares outstanding.
***The non-GAAP tax adjustments include the following: (1) $(313.1) million of tax effects of pretax non-GAAP adjustments that are calculated based upon the specific rate of the applicable jurisdiction of the pretax item; (2) $2.0 million of tax effects on non-GAAP income taxes related to the interim tax accounting requirements within ASC 740, Income Taxes; and (3) $(22.4) million of discrete income tax adjustments related to jurisdictional tax rate changes in Italy, France and Germany. The GAAP tax benefit recorded in the current quarter related to these items has been excluded from non-GAAP net income.

TABLE II
PERRIGO COMPANY PLC
RECONCILIATION OF NON-GAAP MEASURES
SELECTED SEGMENT INFORMATION
(in millions)
(unaudited)
	Three Months Ended			Three Months Ended
	September 30, 2017			October 1, 2016
Consumer Healthcare Americas	Net Sales	Gross Profit	Operating Income	Net Sales	Gross Profit	Operating Income
Reported	$598.8	$206.1	$124.3	$611.2	$199.2	$99.0
As a % of reported net sales		34.4%	20.8%		32.6%	16.2%
Adjustments:
Amortization expense related primarily to acquired intangible assets		$12.1	$16.9	$—	$12.5	$17.6
Impairment charges		—	0.5	—	—	3.7
Operating results attributable to held-for-sale business*		—	—	(21.0)	(3.4)	(0.1)
Restructuring charges		—	(0.8)	—	—	3.9
Acquisition charges and contingent consideration adjustments		—	(2.0)	—	0.8	1.1
Adjusted		$218.2	$138.9	$590.2	$209.1	$125.2
As a % of reported net sales (2017) / As a % of adjusted net sales (2016)		36.4%	23.2%		35.4%	21.2%

*Held-for-sale business includes the U.S. VMS business, which was sold in Q3 2016.

TABLE II (CONTINUED)
PERRIGO COMPANY PLC
RECONCILIATION OF NON-GAAP MEASURES
SELECTED SEGMENT INFORMATION
(in millions)
(unaudited)
	Three Months Ended			Three Months Ended
	September 30, 2017			October 1, 2016
Consumer Healthcare International	Net Sales	Gross Profit	Operating Income	Net Sales	Gross Profit	Operating Income (Loss)
Reported	$365.4	$165.9	$4.6	$377.4	$155.2	$(1,615.5)
As a % of reported net sales		45.4%	1.2%		41.1%	(428.1)%
Adjustments:
Amortization expense related primarily to acquired intangible assets		$21.9	$51.8	$—	$16.9	$46.3
Impairment charges		—	—	—	—	1,604.5
Operating results attributable to held-for-sale business*		—	—	(0.2)	0.2	3.0
Restructuring charges		—	3.6	—	—	2.5
Acquisition charges and contingent consideration adjustments		—	—	—	—	(0.3)
Adjusted		$187.8	$60.0	$377.2	$172.3	$40.5
As a % of reported net sales (2017) / As a % of adjusted net sales (2016)		51.4%	16.4%		45.7%	10.7%

*Held-for-sale business includes the European sports brand, which was sold in Q4 2016.

TABLE II (CONTINUED)
PERRIGO COMPANY PLC
RECONCILIATION OF NON-GAAP MEASURES
SELECTED SEGMENT INFORMATION
(in millions)
(unaudited)
	Three Months Ended			Three Months Ended
	September 30, 2017			October 1, 2016
Prescription Pharmaceuticals	Net Sales	Gross Profit	Operating Income	Net Sales	Gross Profit	Operating Income
Reported	$250.6	$116.7	$82.1	$251.9	$120.9	$74.4
As a % of net sales		46.6%	32.8%		48.0%	29.5%
Adjustments:
Amortization expense related primarily to acquired intangible assets		$20.9	$21.0		$27.1	$27.1
Restructuring charges		—	0.1		—	—
Impairment charges		—	4.0		—	—
Acquisition charges and contingent consideration adjustments		—	(0.9)		—	5.0
Adjusted		$137.6	$106.3		$148.0	$106.5
As a % of net sales		54.9%	42.4%		58.7%	42.3%

TABLE III
PERRIGO COMPANY PLC
RECONCILIATION OF NON-GAAP MEASURES
CONSTANT CURRENCY
(in millions)
(unaudited)

	Three Months Ended
	September 30, 2017	October 1, 2016	Total Change	FX Change	Constant Currency Change
Net sales
Consolidated*	$1,214.8	$1,239.7	(2)%	(1)%	(3)%
CHCA*	598.8	590.2	1%	—%	1%
CHCI*	365.4	377.2	(3)%	(3)%	(6)%
RX	250.6	251.9	(1)%	1%	—%

*2016 net sales are adjusted to exclude sales attributable to held-for-sale businesses. See Tables I and II for non-GAAP reconciliations.

TABLE IV
PERRIGO COMPANY PLC
RECONCILIATION OF NON-GAAP MEASURES
2017 GUIDANCE
(unaudited)
		Full Year
		2017 EPS Guidance
	Reported	$.74 - $.89
	Amortization expense related primarily to acquired intangible assets	2.52
	Loss on early debt extinguishment	0.95
	Restructuring charges	0.42
	Impairment charges	0.33
	Change in financial assets	0.17
	Loss on hedges related to the extinguishment of debt	0.04
	Operating results attributable to held-for-sale business(1)	(0.02)
	Unusual litigation	(0.06)
	Acquisition charges and contingent consideration adjustments	(0.13)
	Gain on divestitures	(0.17)
	Tax effect of non-GAAP adjustments(2)	0.01
	Adjusted	$4.80 - $4.95

(1)	Held-for-sale business includes the Israel API business.
(2)
Includes tax effect of pretax non-GAAP adjustments calculated based upon the specific rate of the applicable jurisdiction of the pretax item and certain adjustments for discrete tax items in the first nine months of the year.

TABLE V
PERRIGO COMPANY PLC
RECONCILIATION OF NON-GAAP MEASURES
(in millions)
(unaudited)

Consolidated adjusted net sales excluding Belgium distribution net sales, Entocort® net sales, and Fx
Q3 2017 consolidated reported net sales	$1,231.3

Q3 2016 consolidated adjusted net sales	$1,239.7
Less: Fx	13.0
Less: Belgium distribution net sales	(41.7)
Less: Entocort® net sales	(10.2)
Q3 2016 consolidated adjusted net sales excluding Belgium distribution net sales, Entocort® net sales and Fx	$1,200.8

Total change	3%

CHCI adjusted net sales excluding Belgium distribution net sales and Fx
Q3 2017 CHCI reported net sales	$365.4

Q3 2016 CHCI reported net sales	$377.4
Less: Fx	11.6
Less: Belgium Distribution net sales	(41.7)
Q3 2016 CHCI net sales excluding Belgium distribution net sales and Fx	$347.3

Total change	5%

TABLE V (CONTINUED)
PERRIGO COMPANY PLC
RECONCILIATION OF NON-GAAP MEASURES
(in millions)
(unaudited)
	Three Months Ended
	September 30, 2017	October 1, 2016
RX reported net sales	$250.6	$251.9
Less: Entocort® net sales	(3.3)	(13.7)
RX net sales excluding Entocort® net sales	$247.3	$238.2

RX net sales growth excluding Entocort®	4%

	Three Months Ended
	September 30, 2017
Operating cash flow	$196.7
Less: Restructuring payments	17.8
	$214.5

Adjusted net income	$197.2
Cash conversion ratio	109%

TABLE VI
PERRIGO COMPANY PLC
RECONCILIATION OF NON-GAAP MEASURES
SELECTED CONSOLIDATED AND SEGMENT INFORMATION
(in millions, except per share amounts)
(unaudited)

	Three Months Ended
	September 30, 2017	October 1, 2016	Total Change
Consolidated adjusted net sales	$1,214.8	$1,239.7	(2)%
Consolidated adjusted net income	197.2	176.4	12%
Consolidated adjusted EPS	1.39	1.23	13%
Consolidated adjusted diluted shares	N/A	143.6	(1)%

Adjusted net sales
CHCA	N/A	$590.2	1%

Adjusted operating income
CHCA	$138.9	$125.2	11%
CHCI	60.0	40.5	48%
RX	106.3	106.5	—%

Adjusted operating margin
CHCA	23.2%	21.2%	200 bps
CHCI	16.4%	10.7%	570 bps
RX	42.4%	42.3%	10 bps

Adjusted gross profit
CHCA	$218.2	$209.1	4%
CHCI	187.8	172.3	9%
RX	137.6	148.0	(7)%

Adjusted gross margin
CHCA	36.4%	35.4%	100 bps
CHCI	51.4%	45.7%	570 bps
RX	54.9%	58.7%	(380) bps